UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/29/2007

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously reported, on June 1, 2007, Scholastic Corporation (the "Company") entered into a "collared" accelerated share repurchase agreement ("ASR") with Deutsche Bank AG, London Branch ("Deutsche Bank") with respect to its Common Stock, par value $.01 per share (the "Common Stock"). Pursuant to this agreement, the Company paid $200 million to Deutsche Bank on June 28, 2007 (the "Initial Execution Date") in exchange for 5,081,417 shares of Common Stock, representing the minimum number of shares to be received under the ASR using the "cap" or high end of the price range of the collar, which was $39.36 per share.

On October 29, 2007, the "Settlement Date" of the ASR, the Company received an additional 691,777 shares of Common Stock from Deutsche Bank, at no further cost, under the terms of the ASR, based on the adjusted volume weighted average price of the Common Stock during the four month period between the Initial Execution Date and the Settlement Date. Therefore, the total number of shares of Common Stock repurchased by the Company pursuant to the ASR was 5,773,194 shares.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: November 01, 2007	By:	/s/ Devereux Chatillon
Devereux Chatillon
SVP, General Counsel and Secretary